Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”), dated September 16, 2014, is between ONCOSEC MEDICAL INCORPORATED (the “Company”) and MAI HOPE LE (“Executive”).

I.                                        POSITION AND RESPONSIBILITIES

A.                                    Position.  Executive is employed by the Company to render services to the Company in the position of Chief Medical Officer (CMO) reporting directly to the CEO of the Company.  Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

B.                                    Other Activities.  Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) in either case that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company.

C.                                    No Conflict.  Executive represents and warrants that Executive’s execution of this Agreement, employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

II.                                   COMPENSATION AND BENEFITS

A.                                    Base Salary.  In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Two Hundred Sixty Thousand Dollars ($260,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice.  Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

B.                                    Relocation Bonus.  In consideration of Executive’s agreement to relocate Executive’s family to the city in which the Company is headquartered or the environs thereof, and in addition to the Base Salary, the Company shall pay Executive a one-time bonus of Fifty-four Thousand Dollars ($54,000) (“Relocation Bonus”) upon the execution of this Agreement. The Relocation Bonus shall be paid in accordance with the Company’s regularly established payroll practice.

C.                                    Discretionary Bonus.  The Company will, within 90 days of the end of each fiscal year, determine the annual bonus (the “Discretionary Bonus”), if any, payable to the Employee for that fiscal year, based on the Employee’s achievement of milestones agreed to by the Board or the Compensation Committee of the Board and the Employee.  Within 60 days of the beginning of each fiscal year, the Board or the Compensation Committee or the Board and the Employee shall agree to the Employee’s milestones and the amount of bonus, potentially payable if one or more milestones are achieved.  In the Company’s sole discretion it may pay the Discretionary Bonus in cash, shares of the Company or stock options of the Company, or any combination thereof, and it may pay the Discretionary Bonus in a lump sum or installments, equal or otherwise, over the course of the six months immediately following the fiscal year for which the Discretionary Bonus was earned.  Notwithstanding anything herein to the contrary, the Executive must be employed on the date(s) the Discretionary Bonus is to be paid to be eligible to receive the Discretionary Bonus, or portion thereof.

D.                                    Option Grant.  In consideration of the Executive’s entering into this Agreement and as an inducement to join the Company, the Executive shall be granted a stock option (the “Option”) to purchase from the Company 1.7 million shares of the Company’s common stock.  This option shall be approved by the Company’s board of directors and issued to Executive on Executive’s start date (or the date of approval by the Company’s board of directors, if later) with an exercise price equal to the fair market value of a share of the Company’s Common Stock as of such date.  Such award shall be governed by an option award agreement between the Executive and the Company substantially in the form attached hereto as Exhibit A (the “Option Grant”).  Subject to terms of the Plan and the Option Grant, twenty-five percent (25%) of the Options shall vest on the effective date of this Agreement and one thirty-sixth (1/36th) of the remaining seventy-five percent (75%) of the Options shall vest on each monthly anniversary of the effective date of this Agreement.  In the event of any conflict or ambiguity between this Agreement and the Plan or the Option Grant, the Plan and the Option Grant shall govern.

E.                                    Benefits.  Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

F.                                     Expenses.  The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

III.                              AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

A.                                    At-Will Termination by Company.  Executive’s employment with the Company shall be “at-will” at all times.  The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees.  Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

B.                                    Severance.  Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section IV below), in the event that the Company terminates Executive’s employment (or Executive resigns for Good Cause)  (a) prior to such time as Executive shall have provided services to the Company for twelve (12) months, Executive will be entitled to payment by the Company of an amount equal to nine (9)

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months of Executive’s then-current Base Salary plus accrued bonus, less applicable statutory deductions and withholdings, or (b) following such time as Executive shall have provided services to the Company for twelve (12) months, Executive will be entitled to payment by the Company of an amount equal to twelve (12) months of Executive’s then-current Base Salary plus accrued bonus, less applicable statutory deductions and withholdings, (“Severance”), to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.  Executive’s eligibility for the foregoing Severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit B.  Executive shall not be entitled to any Severance if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section IV below) or if Executive’s employment is terminated by Executive (except a resignation for Good Cause as provided in Section V.B. below).

IV.                               OTHER TERMINATIONS BY COMPANY

A.                                    Termination for Cause.  For purposes of this Agreement, “For Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within thirty (30) days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within thirty (30) days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally which misfeasance or malfeasance is not cured within thirty (30) days after written notice to Executive from the Company.  The Company may terminate Executive’s employment For Cause at any time, without any advance notice.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

B.                                    By Death.  Executive’s employment shall terminate automatically upon Executive’s death.  The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing.  Thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

C.                                    By Disability.  If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

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V.                                    TERMINATION BY EXECUTIVE

A.                                    At-Will Termination by Executive.  Executive may terminate employment with the Company at any time for any reason or no reason at all, upon six weeks’ advance written notice.  During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder.  The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the six week notice period.  Thereafter all obligations of the Company shall cease.

B.                                    Good Cause.  For purposes of this Agreement, Good Cause means any one or more of the following events, unless Executive consents to such event in writing or by notifying the Company that Executive will not terminate employment on the basis of such event within thirty (30) business days thereafter:

(i)                                     A reduction in the amount of Executive’s base compensation in a manner that disproportionately adversely affects Executive, as compared to other senior Company management;

(ii)                                  Executive ceases to report directly to the CEO of the Company provided that such change in reporting relationship results in a material reduction in Executive’s authority, duties, or responsibilities;

(iii)                               Any other material change in the Executive’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction; or

(iv)                              Company’s relocation of Executive’s work site more than 30 miles from Company’s headquarters without Executive’s consent;

Provided, however, that in the event that any of the foregoing events is capable of being cured, Executive shall provide written notice to the Company describing the nature of such event and the Company shall have fifteen (15) business days to cure such event, and following such period if the event remains uncured Executive may resign for Good Reason and applicable Severance set forth herein shall be paid.

VI.                               TERMINATION OBLIGATIONS

A.                                    Return of Property.  Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

B.                                    Resignation and Cooperation.  Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company.  Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees.  Executive shall also cooperate with the Company in the defense of

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any action brought by any third party against the Company that relates to Executive’s employment by the Company.

VII.                          INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

A.                                    Proprietary Information Agreement.  Executive agrees to enter into and be bound by the terms of the Company’s Proprietary Information and Inventions Agreement (“Proprietary Information Agreement”).

B.                                    Non-Solicitation.  Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information.  During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (i) solicit, induce, recruit or encourage any person employed by the Company to terminate his or her employment, or (ii) divert or attempt to divert from the Company any business with any customer, client, member, business partner or supplier about which Executive obtained confidential information during her employment with the Company, by using the Company’s trade secrets or by otherwise engaging in conduct that amounts to unfair competition.

C.                                    Non-Disclosure of Third Party Information.  Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties.  Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

VIII.                     LIABILITY COVERAGE

The Company agrees to maintain commercially reasonable Director’s and Officer’s insurance as well as commercially reasonable products-work hazard liability insurance (clinical trials insurance) covering the customary potential liabilities of the Executive in her role as officer of the Company.  The coverage shall address customary liabilities specifically stemming from the Company’s involvement in running clinical trials.

IX.                              ARBITRATION

The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Diego, California, in accordance with the Judicial Arbitration and Mediation Service/Endispute, Inc. (“JAMS”) rules for employment disputes then in effect (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The arbitrator shall award the

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prevailing party all reasonable costs and attorneys’ fees incurred during any such proceeding. The arbitrator shall apply California law to the merits of any dispute or claim.  Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in San Diego, California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH EXECUTIVE’S EMPLOYMENT OR TERMINATION THEREOF, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

X.                                   AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches.  All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

XI.                              ASSIGNMENT; BINDING EFFECT

A.                                    Assignment.  The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

B.                                    Binding Effect.  Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

XII.                         NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered:  (a) by hand; (b) by email, (c) by a nationally recognized overnight courier service; or (d) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below.  The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any

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permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail.  Executive shall be obligated to notify the Company in writing of any change in Executive’s address.  Notice of change of address or email shall be effective only when done in accordance with this Section.

Company’s Notice Address:	Executive’s Notice Address and Email:

OncoSec Medical Incorporated	Mai Hope Le
9810 Summers Ridge Road, Suite 110
San Diego, CA 92121
United States of America
Email:

XIII.                    SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

XIV.                     TAXES

All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by Executive.  Notwithstanding any other provision of this Agreement whatsoever, the Company, in its sole discretion, shall have the right to provide for the application and effects of Section 409A of the Code (relating to deferred compensation arrangements) and any related administrative guidance issued by the Internal Revenue Service.  The Company shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of publicly-traded companies); in such event, the payment(s) at issue may not be made before the date which is six (6) months after the date of Executive’s separation from service, or, if earlier, the date of death.

XV.                         GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

XVI.                     INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular.

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XVII.                OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this agreement, including but not limited to the Proprietary Information Agreement, shall survive the termination of employment and the termination of this Agreement.

XVIII.           COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

XIX.                    AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

XX.                         ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Executive Proprietary Information and Inventions Agreement).  To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.  Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

XXI.                    EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ONCOSEC MEDICAL INCORPORATED	MAI HOPE LE

/s/ Punit Dhillon	/s/ Mai Hope Le
Signature	Signature

Punit Dhillon
By	9/16/14
Date
CEO
Title

9/16/14
Date

EXHIBIT A

FORM OF OPTION GRANT

ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:	Mai Hope Le

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Subject
to the Option (the “Shares”)	1,700,000

Total Exercise Price	$

Type of Option:	Non-Qualified Stock Option

Expiration Date:

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest on the Grant Date, and 1/36th of the remaining unvested Shares subject to the Option shall vest monthly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

OncoSec Medical Incorporated
a Nevada corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.  The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 13 of the Option Agreement.  The Grantee further agrees to the venue selection in accordance with Section 14 of the Option Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

Award Number:

ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1.                                      Grant of Option.  OncoSec Medical Incorporated, a Nevada corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2.                                      Exercise of Option.

(a)                                 Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b)                                 Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.

(c)                                  Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the

Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(d)                                 Section 16(b).  Notwithstanding any provision of this Option Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 5, 6 or 7 herein of Shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

3.                                      Method of Payment.  Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)                                 cash;

(b)                                 check;

(c)                                  surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)                                 payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(e)                                  if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4.                                      Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.  In addition, the Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company.  If the exercise of the Option within the applicable time periods set forth in Section 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

5.                                      Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date.  In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.  Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

6.                                      Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.  Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7.                                      Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8.                                      Transferability of Option.  The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee.  The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

9.                                      Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10.                               Tax Consequences.  The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

11.                               Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.                               Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

13.                               Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

14.                               Venue.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 8 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15.                               Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

EXHIBIT A

ONCOSEC MEDICAL INCORPORATED 2011 STOCK INCENTIVE PLAN

EXERCISE NOTICE

OncoSec Medical Incorporated

9810 Summers Ridge Road, Suite 110

San Diego, CA 92121

Attention: Administration

1.                                      Exercise of Option.  Effective as of today,                             ,        the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase                        shares of the Common Stock (the “Shares”) of OncoSec Medical Incorporated (the “Company”) under and pursuant to the Company’s 2011 Stock Incentive Plan, as amended from time to time (the “Plan”) and the [  ] Incentive [  ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated                             ,                 .  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.                                      Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.                                      Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4.                                      Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares.

5.                                      Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.                                      Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.  In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee.

7.                                      Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.                                      Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.                                      Administration and Interpretation.  The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.                               Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.                               Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.                               Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.                               Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	ONCOSEC MEDICAL INCORPORATED

By:

(Signature)	Title:

Address:	Address:

9810 Summers Ridge Road, Suite 110

San Diego, CA 92121

EXHIBIT B

Form of Separation and Release Agreement

This Separation and Release Agreement (“Agreement”) is entered into by and between ONCOSEC MEDICAL INCORPORATED (the “Company”) and MAI HOPE LE (“Employee”), with respect to the following facts:

RECITALS

A.                                    On September 16, 2014, Employee and the Company entered into that certain Executive Employment Agreement (“Executive Employment Agreement”).

B.                                    On                   , Employee’s employment with the Company was terminated and according to the terms and conditions of the Executive Employment Agreement, Employee is entitled to certain severance payments so long as Employee executes this Agreement.  By execution hereof, Employee understands and agrees that this Agreement is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Agreement are in no way to be construed as an admission of liability on the part of Releasees (as defined below) and that Releasees deny liability and intend merely to avoid litigation with this Agreement.

In consideration of the aforementioned recitals and the mutual covenants and conditions set forth below and in full settlement of any and all claims arising out of the Employee’s employment or the termination of that employment, the Employee and Company hereby agree as follows:

AGREEMENT

1.              Separation Pay.  In consideration of Employee signing this Agreement, and the covenants and releases given herein, the Company agrees to pay Employee the gross sum of $                        , less federal and state withholdings (“Severance Pay”).  Employee acknowledges that Employee would not be entitled to receive the Severance Pay absent this Agreement and the Executive Employment Agreement.  The Company will pay the Severance Pay to Employee as salary continuation pursuant to the terms of Section III.B. of the Executive Employment Agreement.

2.              General Release.  Employee, individually and on behalf of Employee’s heirs, assigns, executors, successors and each of them, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, each of its subsidiaries and each of their respective directors, officers, employees, agents, successors and assigns, and any related corporations and/or entities (“Releasees”) from any and all losses, liabilities, claims, demands, causes of action or suits of any type, known or unknown, including but not limited to claims related directly or indirectly to Employee’s employment with Releasees, and the termination of Employee’s employment with Releasees, including claims for age discrimination in violation of the Age Discrimination and Employment Act and/or California Fair Employment and Housing Act, as well as all claims for wrongful termination, constructive wrongful termination, employment discrimination, harassment,

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retaliation, defamation, fraud, misrepresentation, infliction of emotional distress, violation of privacy rights, and any other claims under any state or federal law.  This release also includes any claim for any and all other contractual severance, bonus, commission, other compensation or any other benefits pursuant to any other agreement, policy, and/or procedure.  Employee further represents that Employee has not and will not institute, prosecute or maintain on Employee’s own behalf, before any administrative agency, court or tribunal, any demand or claim of any type related to the matters released herein.

3.              Employee expressly waives all of the benefits and rights granted to Employee pursuant to California Civil Code section 1542, and any other applicable state or federal law.  Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee certifies that Employee has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that Employee fully understands all of the same.

4.              Confidentiality.  Employee hereby agrees that, except as required by law or court order, Employee will not describe or discuss the Company’s or any of its subsidiaries’ business dealings and/or confidential information with any third party, and will not describe or discuss this Agreement with any third party other than Employee’s tax or legal advisors.  Employee further agrees Employee will comply with any continuing obligations under any employment agreement and/or proprietary information agreement, including but not limited to protection of the Company’s or its subsidiaries’ trade secrets and nonsolicitation obligations.

5.              Time for Consideration of This Agreement/Revocation.  Employee acknowledges that Employee is hereby given twenty-one (21) days from receipt of this Agreement to consider signing this Agreement, that Employee is advised to consult with an attorney before signing this Agreement, and that Employee has the right to revoke this Agreement for a period of seven (7) days after it is executed by Employee.  In the event that Employee chooses not to sign this Agreement, or chooses to revoke this Agreement once signed, Employee will not receive the Separation Pay or any other consideration Employee would not be entitled to in the absence of this Agreement.  This Agreement shall become effective eight (8) days after it has been signed by Employee.

6.              General Provisions.

a.              Employee and the Company acknowledge that they have been given the opportunity to consult with their own legal counsel with respect to the matters referenced in this Agreement, and that they have obtained and considered the

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advice of such legal counsel as they deem necessary or appropriate, such that they have voluntarily and freely entered into this Agreement.

b.              This Agreement contains the entire agreement between Employee and the Company and there have been no promises, inducements or agreements not expressed in this Agreement.

c.               The provisions of this Agreement are contractual, not merely recitals, and shall be considered severable, such that if any provision or part thereof shall at any time be held invalid under any law or ruling, any and all such other provision(s) or part(s) thereof shall remain in full force and effect and continue to be enforceable.

d.              This Agreement may be pled as a full and complete defense and may be used as the basis for an injunction against any action, suit, or proceeding that may be prosecuted, instituted, or attempted by Employee in breach thereof.

e.               This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

f.                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

g.               In any action to enforce this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs it expended in the action.

h.              Nothing in this Agreement shall be construed as an admission or any liability or any wrongdoing by any party to this Agreement.

i.                  This Agreement shall not be construed against any party on the grounds that such party drafted the Agreement.

j.                 Each of the Company’s subsidiaries shall be deemed to be a third party beneficiary of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.

MAI HOPE LE

Dated:

ONCOSEC MEDICAL INCORPORATED

Dated:	By:
Title:
Print Name:

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